November 17, 2016

Contact: Neenah Paper, Inc.
Bill McCarthy
Vice President - Financial Planning & Analysis and Investor Relations
678-518-3278

Neenah Announces 12 Percent Dividend Increase
ALPHARETTA, GA - November 18, 2016 - Neenah Paper, Inc. (NYSE: NP) announced that on November 17, 2016, its Board of Directors approved a 12 percent increase in the cash dividend on the Company’s common stock. The quarterly dividend will increase from $0.33 per share to $0.37 ($1.48 per share on an annual basis) with the first payment at the new rate beginning in the first quarter of 2017.
Neenah Paper, Inc. has paid a dividend every quarter since the Company was first incorporated in 2004 and today’s announcement is the seventh consecutive double digit increase in the past four years.
About Neenah Paper, Inc.
Neenah is a leading global specialty materials company, focused on premium niche markets that value performance and image. Key products and markets include advanced filtration media, specialized performance substrates used for tapes, labels and other products, and premium printing and packaging papers. The company is headquartered in Alpharetta, Georgia and its products are sold in over 80 countries worldwide from manufacturing operations in the United States, Germany and the United Kingdom. Additional information can be found at the company’s web site, www.neenah.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.